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                                                                   EXHIBIT 23.9



         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION






        We hereby consent to the inclusion of our opinion letter, dated October 28, 1995, to The Edward W. Scripps Trust as an exhibit to the Registration Statement on S-4 of Comcast Corporation ("Comcast") relating to the Joint Proxy Statement-Prospectus of The E.W. Scripps Company and Comcast. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                             DONALDSON, LUFKIN & JENRETTE
                                                SECURITIES CORPORATION



                                             By:/s/ Herald Ritch
                                                ____________________________
                                                Herald Ritch
                                                Managing Director
New York, New York
September 30, 1996